Exhibit 6

                           TEN-YEAR STATISTICAL REVIEW

Ten-Year Statistical Review
--------------------------------------------------------------------------------

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

$ millions, for the years ended October 31      2002      2001     2000     1999    1998    1997    1996    1995    1994    1993
--------------------------------------------------------------------------------------------------------------------------------
Net interest income (TEB)(1)                 $ 5,621   $ 4,693  $ 4,413  $ 4,537  $4,438  $4,641  $4,567  $4,169  $4,107  $3,835
Deduct taxable equivalent adjustment             111       144      131      129     101     124     104      95     105      90
--------------------------------------------------------------------------------------------------------------------------------
Net interest income
   (consolidated statement of income basis)    5,510     4,549    4,282    4,408   4,337   4,517   4,463   4,074   4,002   3,745
Non-interest income                            5,531     6,613    7,797    5,728   4,804   3,980   2,892   2,258   2,252   1,903
--------------------------------------------------------------------------------------------------------------------------------
Total revenue                                 11,041    11,162   12,079   10,136   9,141   8,497   7,355   6,332   6,254   5,648
Provision for credit losses                    1,500     1,100    1,220      750     480     610     480     680     880     920
Non-interest expenses                          9,129     8,226    8,096    7,998   7,125   5,372   4,584   3,991   3,907   3,544
--------------------------------------------------------------------------------------------------------------------------------
Income before taxes and
   non-controlling interests                     412     1,836    2,763    1,388   1,536   2,515   2,291   1,661   1,467   1,184
Income taxes                                    (279)       92      641      320     460     937     911     635     550     435
Non-controlling interests
   in net income of subsidiaries                  38        58       62       39      20      27      14      11      27      19
--------------------------------------------------------------------------------------------------------------------------------
Net income                                   $   653   $ 1,686  $ 2,060  $ 1,029  $1,056  $1,551  $1,366  $1,015  $  890  $  730
================================================================================================================================
Dividends on preferred shares                $   161   $   121  $   128  $   112  $  116  $   98  $  112  $  111  $  141  $  131
Net income applicable
   to common shares                          $   492   $ 1,565  $ 1,932  $   917  $  940  $1,453  $1,254  $  904  $  749  $  599
================================================================================================================================

(1) Taxable equivalent basis, as described in footnote (1) in Quarterly Review on page 127.

----------------------------------------------------------------------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEETS

$ millions, as at October 31                        2002       2001       2000       1999       1998
----------------------------------------------------------------------------------------------------
Assets
Cash resources                                  $  9,512   $ 11,350   $ 10,679   $ 12,527   $ 10,795
Securities                                        65,292     74,794     69,242     59,492     60,970
Loans(1)
      Residential mortgages                       66,612     58,751     51,921     46,637     43,199
      Personal and credit card loans              30,784     28,411     27,939     24,751     24,563
      Business and government loans               41,961     46,693     47,567     47,552     49,811
      Securities borrowed or purchased
         under resale agreements                  16,020     24,079     20,461     19,158     36,293
      Allowance for credit losses                 (2,288)    (2,294)    (2,236)    (1,748)    (1,609)
Customers' liability under acceptances             6,848      8,100      9,088      9,296     10,995
Derivative instruments market valuation           24,717     25,723     23,847     24,449     37,157
Land, buildings and equipment                      2,247      1,769      1,508      2,213      2,201
Other assets                                      11,588     10,098      7,686      6,004      7,055
----------------------------------------------------------------------------------------------------
                                                $273,293   $287,474   $267,702   $250,331   $281,430
====================================================================================================
Liabilities and shareholders' equity
Deposits
      Individuals                               $ 67,975   $ 66,826   $ 63,109   $ 60,878   $ 59,993
      Businesses and governments                 117,986    114,270    103,141     85,940     84,862
      Banks                                       10,669     13,256     13,382     13,223     15,020
Acceptances                                        6,878      8,100      9,088      9,296     10,995
Obligations related to securities lent or sold
   short or under repurchase agreements           18,051     32,616     28,191     29,203     48,659
Derivative instruments market valuation           24,794     26,395     24,374     25,097     36,245
Other liabilities                                 10,980     10,112     10,630     11,092      9,806
Subordinated indebtedness                          3,627      3,999      4,418      4,544      4,714
Shareholders' equity
      Preferred shares                             3,088      2,299      1,876      1,933      1,961
      Common shares                                2,842      2,827      2,868      3,035      3,128
      Contributed surplus                             26         --         --         --         --
      Retained earnings                            6,377      6,774      6,625      6,090      6,047
----------------------------------------------------------------------------------------------------
                                                $273,293   $287,474   $267,702   $250,331   $281,430
====================================================================================================

$ millions, as at October 31                        1997       1996       1995       1994       1993
----------------------------------------------------------------------------------------------------
Assets
Cash resources                                  $  7,931   $  8,120   $ 15,419   $  9,436   $  7,880
Securities                                        45,252     39,817     38,255     28,753     24,167
Loans(1)
      Residential mortgages                       40,039     36,932     34,686     32,248     30,746
      Personal and credit card loans              22,305     20,132     18,716     16,953     14,802
      Business and government loans               47,107     45,642     44,013     45,715     48,529
      Securities borrowed or purchased
         under resale agreements                  37,629     32,534     14,173      6,584      5,124
      Allowance for credit losses                 (1,591)    (1,422)    (1,467)    (1,562)    (2,020)
Customers' liability under acceptances            10,375      8,733      8,315      7,259      7,069
Derivative instruments market valuation           21,977     13,314      9,207      7,100      7,600
Land, buildings and equipment                      2,071      1,983      2,013      1,995      1,951
Other assets                                       4,894      4,447      3,178      2,894      2,268
----------------------------------------------------------------------------------------------------
                                                $237,989   $210,232   $186,508   $157,375   $148,116
====================================================================================================
Liabilities and shareholders' equity
Deposits
      Individuals                               $ 59,188   $ 61,484   $ 61,061   $ 59,040   $ 57,265
      Businesses and governments                  60,272     43,705     45,738     36,213     34,357
      Banks                                       19,438     22,232     22,683     20,209     19,283
Acceptances                                       10,375      8,733      8,315      7,259      7,069
Obligations related to securities lent or sold
   short or under repurchase agreements           43,932     41,907     22,211     10,569      7,523
Derivative instruments market valuation           21,376     12,500      8,135      6,373      6,860
Other liabilities                                  8,267      7,041      6,015      5,836      4,802
Subordinated indebtedness                          4,894      3,892      3,671      3,441      3,003
Shareholders' equity
      Preferred shares                             1,518      1,068      1,355      1,691      1,878
      Common shares                                3,105      3,055      3,202      3,200      3,016
      Contributed surplus                             --         --         --         --         --
      Retained earnings                            5,624      4,615      4,122      3,544      3,060
----------------------------------------------------------------------------------------------------
                                                $237,989   $210,232   $186,508   $157,375   $148,116
====================================================================================================

(1) Comparative figures have been reclassified to conform with the presentation used in 2002.

--------------------------------------------------------------------------------

                                       128
                             CIBC ANNUAL REPORT 2002

                           TEN-YEAR STATISTICAL REVIEW

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

$ millions, as at or for the years ended October 31     2002         2001         2000      1999      1998
----------------------------------------------------------------------------------------------------------
Balance at beginning of year                         $11,900      $11,369      $11,058   $11,136   $10,247
Adjustment for change in accounting policy               (42)(1)     (140)(2)       --        --        --
Premium on redemption/repurchase
   of share capital        Preferred                      --           --          (17)       --       (10)
                           Common                       (269)        (736)        (873)     (397)       --
Changes in share capital   Preferred                     800          400          (80)       --       391
                           Common                         15          (41)        (167)      (93)       23
Changes in contributed surplus                            26           --           --        --        --
Net income                                               653        1,686        2,060     1,029     1,056
Dividends                  Preferred                    (161)        (121)        (128)     (112)     (116)
                           Common                       (577)        (536)        (501)     (492)     (498)
Other                                                    (12)          19           17       (13)       43
----------------------------------------------------------------------------------------------------------
Balance at end of year                               $12,333      $11,900      $11,369   $11,058   $11,136
==========================================================================================================

$ millions, as at or for the years ended October 31     1997     1996        1995     1994     1993
---------------------------------------------------------------------------------------------------
Balance at beginning of year                         $ 8,738   $8,679      $8,435   $7,954   $6,638
Adjustment for change in accounting policy                --      (94)(3)      --       --       --
Premium on redemption/repurchase
   of share capital        Preferred                      --      (34)         --       --       --
                           Common                         --     (281)         --       --       --
Changes in share capital   Preferred                     436     (290)       (336)    (187)     418
                           Common                         50     (147)          2      184      583
Changes in contributed surplus                            --       --          --       --       --
Net income                                             1,551    1,366       1,015      890      730
Dividends                  Preferred                     (98)    (112)       (111)    (141)    (131)
                           Common                       (434)    (352)       (320)    (281)    (263)
Other                                                      4        3          (6)      16      (21)
---------------------------------------------------------------------------------------------------
Balance at end of year                               $10,247   $8,738      $8,679   $8,435   $7,954
===================================================================================================

(1) Represents the effect of implementing the CICA handbook section 3870, "Stock-Based Compensation and Other Stock-Based Payments," which introduced the requirement to account for SARs based on quoted market price on an ongoing basis. Additionally, CIBC adopted the fair value-based method to account for stock transactions with employees and non-officer Directors, as encouraged by section 3870.

(2) Represents the effect of implementing the CICA handbook section 3461, "Employee Future Benefits," which introduced the requirement to accrue the cost of post-retirement and post-employment benefits during the years employees provide services to CIBC.

(3) Represents the effect of implementing the CICA handbook section 3025, "Impaired Loans," which introduced the requirement to discount expected cash flows on impaired loans when determining the allowance for credit losses.

----------------------------------------------------------------------------------------------
SELECT FINANCIAL MEASURES

As at or for the years ended October 31      2002       2001       2000       1999       1998
----------------------------------------------------------------------------------------------
Return on common equity(1)                    5.1%      16.1%      20.5%       9.8%      10.3%
Return on average assets                     0.22%      0.60%      0.78%      0.38%      0.38%
Average common
   shareholders' equity ($ millions)     $  9,566   $  9,739   $  9,420   $  9,323   $  9,100
Average assets ($ millions)              $292,510   $278,798   $263,119   $271,844   $278,823
Average assets to average common equity      30.6       28.6       27.9       29.2       30.6
Tier 1 capital ratio                          8.7%       9.0%       8.7%       8.3%       7.7%
Total capital ratio                          11.3%      12.0%      12.1%      11.5%      10.8%
Net interest margin (TEB)(2)                 1.92%      1.68%      1.68%      1.67%      1.59%
Efficiency ratio(3)                          81.9%      72.8%      66.3%      77.9%      77.1%
==============================================================================================

As at or for the years ended October 31      1997       1996       1995       1994       1993
----------------------------------------------------------------------------------------------
Return on common equity(1)                   17.7%      17.1%      12.9%      11.7%      10.6%
Return on average assets                     0.66%      0.70%      0.61%      0.57%      0.51%
Average common
   shareholders' equity ($ millions)     $  8,195   $  7,332   $  7,003   $  6,393   $  5,664
Average assets ($ millions)              $236,025   $196,063   $165,846   $155,640   $144,041
Average assets to average common equity      28.8       26.7       23.7       24.3       25.4
Tier 1 capital ratio                          7.0%       6.6%       7.0%       7.1%       6.9%
Total capital ratio                           9.8%       9.0%       9.6%       9.9%       9.7%
Net interest margin (TEB)(2)                 1.97%      2.33%      2.51%      2.64%      2.66%
Efficiency ratio(3)                          62.3%      61.5%      62.1%      61.4%      61.8%
==============================================================================================

(1) Net income applicable to common shares divided by average common shareholders' equity for the year.

(2) Taxable equivalent basis, as described in footnote (1) in Quarterly Review on page 127.

(3) Efficiency ratio may also be referred to as non-interest expenses to revenue ratio. Calculated as non-interest expenses divided by the sum of net interest income (taxable equivalent basis) and non-interest income.

------------------------------------------------------------------------------------------------------
COMMON SHARE INFORMATION

As at or for the years ended October 31                2002      2001       2000       1999       1998
------------------------------------------------------------------------------------------------------
Average number outstanding (thousands)              360,553   372,305    388,951    409,789    415,030
Per share        - basic earnings(1)               $   1.37  $   4.19   $   4.95   $   2.23   $   2.24
                 - diluted earnings(1)             $   1.35  $   4.13   $   4.90   $   2.21   $   2.22
                 - dividends                       $   1.60  $   1.44   $   1.29   $   1.20   $   1.20
                 - book value(2)                   $  25.75  $  26.44   $  25.17   $  22.68   $  22.08
Share price(3)   - high                            $  57.70  $  57.00   $  50.50   $  42.60   $  59.80
                 - low                             $  34.26  $  43.20   $  30.50   $  28.00   $  24.40
                 - close                           $  38.75  $  48.82   $  48.40   $  31.70   $  30.65
Price to earnings multiple(4) (12-month trailing)      28.9      11.7        9.8       14.2       13.7
Dividend payout ratio(5)                               >100%     34.2%      25.9%      53.6%      53.0%
======================================================================================================

As at or for the years ended October 31                1997       1996       1995       1994       1993
-------------------------------------------------------------------------------------------------------
Average number outstanding (thousands)              413,545    415,028    432,614    425,464    401,366
Per share        - basic earnings(1)               $   3.51   $   2.94   $   2.09   $   1.76   $   1.50
                 - diluted earnings(1)             $   3.49   $   2.93   $   2.09   $   1.76   $   1.50
                 - dividends                       $   1.05   $   0.85   $   0.74   $   0.66   $   0.66
                 - book value(2)                   $  21.07   $  18.62   $  16.93   $  15.59   $  14.45
Share price(3)   - high                            $  41.75   $  28.30   $  18.57   $  18.13   $  16.82
                 - low                             $  26.55   $  18.00   $  15.57   $  14.00   $  11.82
                 - close                           $  41.20   $  27.85   $  18.19   $  16.00   $  15.82
Price to earnings multiple(4) (12-month trailing)      11.7        9.5        8.7        9.1       10.6
Dividend payout ratio(5)                               29.9%      28.1%      35.4%      37.5%      43.9%
=======================================================================================================

(1) On November 1, 2001, CIBC retroactively adopted the requirements of the CICA handbook section 3500, "Earnings Per Share." Comparative figures have been restated.

(2) Common shareholders' equity divided by the number of common shares issued and outstanding at end of year.

(3) The high and low price during the year, and closing price on the last trading day of the year, on the Toronto Stock Exchange.

(4) Closing common share price expressed as a multiple of net income per common share for the year. Comparative figures have been restated to conform with the presentation used in 2002.

(5) Total common share dividends divided by net income applicable to common shares for the year.

----------------------------------------------------------------------------------------------------------------------------
DIVIDENDS ON PREFERRED SHARES(1)

For the years ended October 31         2002     2001     2000     1999     1998     1997     1996     1995     1994     1993
----------------------------------------------------------------------------------------------------------------------------
Class A     Series 4                     --       --       --       --       --  $3.4106  $4.7360  $6.0900  $4.5840  $4.5840
            Series 5                     --       --       --       --       --  $0.8240  $1.1600  $1.4728  $1.1057  $1.1273
            Series 6                     --       --       --       --       --       --       --       --  $2.4349  $2.2500
            Series 7                     --       --       --       --       --       --       --  $ 4,208  $ 3,507  $ 4,034
            Series 8                     --       --       --       --       --       --       --  $0.6706  $2.2200  $2.2200
            Series 9                     --       --       --       --  $1.1375  $2.2750  $2.2750  $2.2750  $2.2750  $2.2750
            Series 10                    --       --       --       --       --       --  $2.8175  $2.5555  $2.5786  $2.4423
            Series 11                    --       --       --       --       --       --  $2.4060  $2.2125  $2.2125  $2.2125
            Series 12                    --       --  $2.4100  $2.4267  $2.4097  $2.2462  $2.2188  $2.1856  $2.2054  $1.4983
            Series 13                    --       --  $1.7500  $1.7500  $1.7500  $1.7500  $1.7500  $1.7500  $1.7500  $1.2490
            Series 14               $1.4875  $1.4875  $1.4875  $1.4875  $1.4875  $1.4870  $1.1197       --       --       --
            Series 15               $1.4125  $1.4125  $1.4125  $1.4125  $1.4125  $1.4110       --       --       --       --
            Series 16               $2.2244  $2.1724  $2.0948  $2.1093  $2.0946  $1.1367       --       --       --       --
            Series 17               $1.3625  $1.3625  $1.3625  $1.3625  $1.3625  $0.7880       --       --       --       --
            Series 18               $1.3750  $1.3750  $1.3750  $1.3750  $1.3628       --       --       --       --       --
            Series 19               $1.2375  $1.2375  $1.2375  $1.2375  $0.7404       --       --       --       --       --
            Series 20               $2.0276  $1.9801  $1.9095  $1.9227  $1.1703       --       --       --       --       --
            Series 21               $1.5000  $1.5000  $1.1372       --       --       --       --       --       --       --
            Series 22               $2.4606  $2.4031  $1.7713       --       --       --       --       --       --       --
            Series 23               $1.3250  $0.9938       --       --       --       --       --       --       --       --
            Series 24               $1.2962       --       --       --       --       --       --       --       --       --
            Series 25               $0.8048       --       --       --       --       --       --       --       --       --
----------------------------------------------------------------------------------------------------------------------------

(1) The dividends are adjusted for the number of days during the year that the share is outstanding at the time of issuance and redemption.

--------------------------------------------------------------------------------

                                       129
                             CIBC ANNUAL REPORT 2002

                              DIRECTORS OF THE BANK

Directors of the Bank
--------------------------------------------------------------------------------

DOUGLAS G. BASSETT ('80)
O.C., O.Ont., LL.D., D.Litt.
Chairman
Windward Investments
(Toronto, Ontario, Canada)

JALYNN H. BENNETT ('94)
C.M.
President
Jalynn H. Bennett and Associates Ltd.
(Toronto, Ontario, Canada)

THE LORD BLACK OF
CROSSHARBOUR ('77)
P.C. (Can), O.C., KCSG
Chairman and
Chief Executive Officer
Argus Corporation Limited
(London, England)

PAT M. DELBRIDGE ('93)
President
PDA Partners Inc.
(Toronto, Ontario, Canada)

WILLIAM L. DUKE ('91)
Farmer
(Redvers, Saskatchewan, Canada)

IVAN E.H. DUVAR ('89)
B.E., DCL, P.Eng.
President and
Chief Executive Officer
MIJAC Inc.
(Amherst, Nova Scotia, Canada)

WILLIAM A. ETHERINGTON ('94)
Lead Director
CIBC
(Toronto, Ontario, Canada)

A.L. FLOOD ('89)
C.M.
Company Director
CIBC
(Thornhill, Ontario, Canada)

MARGOT A. FRANSSEN ('92)
O.C.
President and Partner
The Body Shop Canada
(Toronto, Ontario, Canada)

R.D. FULLERTON ('74)
Company Director
CIBC
(Toronto, Ontario, Canada)

HON. GORDON D. GIFFIN ('01)
Senior Partner
McKenna Long & Aldridge
(Atlanta, Georgia, U.S.A.)

HON. JAMES A. GRANT ('91)
P.C., Q.C.
Partner
Stikeman Elliott
(Montreal, Quebec, Canada)

ALBERT E.P. HICKMAN ('89)
Chairman and President
Hickman Motors Limited
(St. John's, Newfoundland,
and Labrador, Canada)

JOHN S. HUNKIN ('93)
Chairman and
Chief Executive Officer
CIBC
(Toronto, Ontario, Canada)

W. DARCY McKEOUGH ('78)
O.C., B.A., LL.D.
Chairman
McKeough Supply Inc.
(Chatham, Ontario, Canada)

ARNOLD NAIMARK ('87)
O.C., M.D., LL.D., F.R.C.P.(C), F.R.S. (Can.)
Past President
The University of Manitoba
Director
Centre for the Advancement
of Medicine
(Winnipeg, Manitoba, Canada)

MICHAEL E.J. PHELPS ('89)
O.C., B.A., LL.B., LL.M., LL.D.
Chairman
Dornoch Capital Inc.
(Vancouver, British Columbia, Canada)

CHARLES SIROIS ('97)
C.M., B.Fin., M.Fin., C.Q.
Chairman and
Chief Executive Officer
Telesystem Ltd.
(Montreal, Quebec, Canada)

STEPHEN G. SNYDER ('00)
B.Sc., M.B.A.
President and
Chief Executive Officer
TransAlta Corporation
(Calgary, Alberta, Canada)

W. GALEN WESTON ('78)
O.C.
Chairman
George Weston Limited
Loblaw Companies Limited
(Toronto, Ontario, Canada)

As at October 31, 2002, the directors and senior officers of CIBC as a group, beneficially owned, directly or indirectly, or exercised control or direction of less than 1% of the outstanding common shares of CIBC. To the knowledge of CIBC, no director or senior officer of CIBC beneficially owned or controlled voting securities of any subsidiaries of CIBC.

--------------------------------------------------------------------------------

                                       130
                             CIBC ANNUAL REPORT 2002

                                 SENIOR OFFICERS

Senior Officers
--------------------------------------------------------------------------------

SENIOR EXECUTIVE TEAM

HUNKIN, J.S. (JOHN)
Chairman and
Chief Executive Officer

DENHAM, G.H. (JILL)
Vice-Chair
CIBC Retail Markets

FOX, W.C. (WAYNE)
Vice-Chair and
Chief Risk Officer
Treasury, Balance Sheet and
Risk Management

KASSIE, D.J. (DAVID)
Vice-Chair
CIBC
Chairman and
Chief Executive Officer
CIBC World Markets

LALONDE, R.A. (RON)
Senior Executive Vice-President
and Chief Administrative Officer
Administration

McCAUGHEY, G.T. (GERALD)
Vice-Chair
CIBC Wealth Management

VENN, R.E. (RICHARD)
Senior Executive Vice-President
Corporate Development

WOELLER, M.D. (MIKE)
Senior Executive Vice-President
and Chief Information Officer
Technology and Operations

OFFICERS

ADOLPHE, K.J.E. (KEVIN)
Managing Director and
Chief Administrative
and Financial Officer
CIBC World Markets

BAXENDALE, S.A. (SONIA)
Executive Vice-President
Global Private Banking and
Investment Management Services
CIBC Wealth Management

CAPATIDES, M.G. (MICHAEL)
Executive Vice-President and
General Counsel
Legal and Compliance
Administration

CATHCART, R. (RON)
Executive Vice-President
Retail Credit Adjudication
Treasury, Balance Sheet and
Risk Management

CHORNOBOY, D. (DOUGLAS)
Senior Vice-President and
Controller
Administration

CROUCHER, C. (CHRISTINE)
Executive Vice-President
CIBC Card Products,
Collections, Retail and Small
Business Lending

ELLIOTT, M.A. (MARY ANNE)
Executive Vice-President
Retail Markets Projects
CIBC Retail Markets

FERGUSON, D.S. (DAN)
Executive Vice-President
Corporate and Commercial Adjudication
Treasury, Balance Sheet and
Risk Management

FISHER, P.T. (PAUL)
Vice-President and
Corporate Secretary
Administration

GETTINGS, W.E. (ED)
Executive Vice-President
CIBC Mortgages Inc. and Insurance
CIBC Retail Markets

GRAHAM, S.D. (STEPHEN)
Executive Vice-President and
Chief Marketing Officer
CIBC Retail Markets

GRAY, C.J. (CAROL)
Executive Vice-President
Small Business Banking
CIBC Retail Markets

HORROCKS, M.G. (MICHAEL)
Executive Vice-President and
Treasurer
Treasury, Balance Sheet and
Risk Management

HUMBER, K.A. (KATHRYN)
Senior Vice-President
Investor Relations
Administration

KILGOUR, P.K.M. (KEN)
Executive Vice-President
Credit Asset and Merchant Banking
Portfolio Management
Treasury, Balance Sheet
and Risk Management

LALONDE, K.W. (KENN)
Executive Vice-President
Personal Banking
CIBC Retail Markets

LAUZON, M. (MICHEL)
President and
Chief Operating Officer
TAL Global Asset Management
CIBC Wealth Management

LINDSAY, D.R. (DON)
Managing Director
Canadian Investment and
Corporate Banking and
Head of Asia Pacific Region
CIBC World Markets

MacDONALD, B.E. (BARBARA)
Senior Vice-President
and Chief Accountant
Administration

MacLACHLAN, L.W. (LACH)
Senior Vice-President
and Ombudsman
Office of the Chairman and
Chief Executive Officer

McGIRR, S.R. (STEVE)
Managing Director
Global Debt Capital Markets and
Foreign Exchange
CIBC World Markets

McNAIR, S.M. (STEVEN)
Executive Vice-President
Imperial Service
CIBC Wealth Management

McSHERRY, J.R. (JAMES)
Executive Vice-President
and Managing Director
Commercial Banking
CIBC World Markets

MONAHAN, T.S. (TOM)
Managing Director and
Head of CIBC Wood Gundy
and CIBC Investors Edge
CIBC Wealth Management

PHILLIPS, J.M. (JOYCE)
Executive Vice-President
Human Resources
Administration

PURI, P. (PANKAJ)
Executive Vice-President
and Chief Auditor
Internal Audit and Corporate Security
Administration

RAFTUS, S.T. (STUART)
Managing Director and
Head of CIBC Oppenheimer
Private Client Group
CIBC Wealth Management

ROGERS, P.D. (PAUL)
Managing Director
USA Region
CIBC World Markets

SCHMID, G. (GERRARD)
Executive Vice-President and
Chief Operating Officer
CIBC Retail Markets

SHAW, B.G. (BRIAN)
Managing Director
Institutional Equities and
Commodities Products
CIBC World Markets

WAITE, R.E. (BOB)
Senior Vice-President
Corporate Communications
and Public Affairs
Administration

WOODS, T.D. (TOM)
Executive Vice-President and
Chief Financial Officer
Administration

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                                       131
                             CIBC ANNUAL REPORT 2002

                              CORPORATE GOVERNANCE

For more information on how CIBC manages and governs, see:

Lead Director's Message
page 12

Management of Risk and
Balance Sheet Resources
page 55

Regulatory
page 70

Related Party Procedures
page 70

--------------------------------------------------------------------------------
Corporate Governance
--------------------------------------------------------------------------------

      CIBC's Board of Directors regularly reviews enhancements to its governance practices. Certain events in the past year have reinforced the need for adherence to the best corporate governance principles, as well as the need to do so with integrity and accountability. CIBC Lead Director, William Etherington, discusses some of the initiatives the board has taken to enhance CIBC's governance policies and practices in 2002 in his Message on page 12 of this report.

      The board believes that good governance requires constant review and adjustment; it requires both proper structure and principled execution. The fundamental statutory duty of the Board of Directors is to supervise the management of the business of CIBC. The board recognizes the importance of the protection and enhancement of long-term shareholder value, particularly in this current unsettled environment.

      In 2001, the board initiated a formal assessment process for itself and its members; this has now become an ongoing process. In 2002, the board used the results of this assessment to assist it in enhancing its governance practices. Through the board, CIBC has made substantial progress in strengthening its governance practices and has responded quickly and effectively to external events which have eroded investor confidence in the North American marketplace.

      The quality, composition and effectiveness of the board, both collectively and of its individual directors, are of fundamental importance. The Board of Directors of CIBC has delegated some of the detailed work to monitor and enhance these governance elements to the Corporate Governance Committee (although it remains a significant responsibility of the full board). This committee nominates directors for approval by the board and by the shareholders at the annual meeting. Such appointments are made annually and reflect the committee's evaluation of the individual's contributions. The board seeks the highest quality individuals to serve on the board, while also considering diversity, the geographical size of Canada, and the importance of CIBC's business interests in jurisdictions outside of Canada.

      The Corporate Governance Committee also makes recommendations to the board concerning any proposed changes in the objectives or responsibilities of the board and its committees. The terms of reference of all committees were amended by the board in June 2002 with the re-allocation of a number of duties between committees. In addition, the mandates of the chairman and chief executive officer and of the lead director were revised to clarify their respective duties.

      All committees review the information required to perform committee work effectively. In certain cases, this will include the retention of independent consultants and advisers. For some years, the Management Resources and Compensation and the Audit committees have retained consulting firms from both Canada and the United States to advise them on various issues. In 2001 and early 2002, the Corporate Governance Committee also retained an external consultant to provide services related to board, committee and director assessment.

      The Canada Deposit Insurance Corporation (CDIC) issued new standards of sound business and financial practices in 2002 to which all its member institutions, including CIBC, are required to adhere. Under the management of the lead director and the Corporate Governance Committee, the board undertook a self-assessment of its practices against these standards. The board also received a report from management on its systems of internal controls and the control framework in place at CIBC for the management of risk, based on the results of an extensive control self-assessment process undertaken throughout the corporation. CIBC has submitted to CDIC its required attestations of compliance to the standards for the current reporting year, which include a formal resolution passed by the Board of Directors. The system of internal controls is part of the corporate governance structures, policies and procedures which have enabled the board to conclude that CIBC is in full compliance with the Guidelines for Corporate Governance established by the Toronto Stock Exchange, and will be outlined in the Management Proxy Circular.

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                                       132
                             CIBC ANNUAL REPORT 2002

                                BOARD COMMITTEES

Board Committees
--------------------------------------------------------------------------------

The board believes that its proper governance and effectiveness in carrying out its duties is greatly enhanced by the use of committees. The mandates of each of the four board committees were reviewed by each committee at the beginning of 2002. Revisions to these mandates were recommended to the full board on June 6, 2002, and changes were agreed upon.

The Corporate Governance Committee reviews corporate governance matters pertaining to the Shareholders and the Board of Directors. The committee:

      o Has the specific and ongoing responsibility to review the state of CIBC's corporate governance as to quality and effectiveness and to recommend enhancements to the Board of Directors.

      o Reviews the performance of the chief executive officer (CEO) and succession planning for the CEO.

      o Reviews the role and composition of the board and its committees and the methods and processes by which the board fulfills its duties.

      o Reviews the performance of the board, its committees and the directors.

      o Considers board and committee agendas and the quality of material being presented.

      o Establishes criteria for election and re-election as a director, thereby managing the director nomination process.

      o Reviews and monitors CIBC's compliance with the CDIC standards relating to board responsibilities.

Members: J.H. Bennett, I.E.H. Duvar, W.A. Etherington (Chair)*, J.A. Grant, M.E.J. Phelps

The Management Resources and Compensation Committee provides, on behalf of the board, detailed review, oversight and approval of CIBC's policies, practices and procedures relating to human resources to ensure ongoing, long-term development and deployment of high-calibre senior management resources. The committee:

      o Reviews compensation to ensure the relationship between senior management performance and compensation is appropriate and set with reference to competitive benchmarks.

      o Reviews human resource matters with emphasis on overall strategy and programs relating to the recruitment, development and retention of personnel.

      o     Reviews overall compensation programs.

      o Monitors succession planning for senior management other than the CEO.

      o Approves investment policies and oversees the administration of the pension plan to ensure fiduciary obligations are met in accordance with established rules, policies and guidelines.

Members: J.H. Bennett, M.A. Franssen, M.E.J. Phelps (Chair), C. Sirois, S.G. Snyder

The Audit Committee oversees CIBC's financial reporting procedures to satisfy itself that there are adequate internal controls over accounting and financial reporting systems. The committee:

      o Reviews the annual and quarterly statements prior to approval by the board and other published or regulatory financial statements.

      o Reviews and monitors CIBC's compliance with the CDIC standards relating to strategic management/business planning, risk management process, operational risk management, fiduciary risk management, control environment, independent internal audit and business conduct/ethical behaviour.

      o Examines the mandate, nature and scope of CIBC's internal and external audit work, including the independence of the external auditors.

      o Monitors procedures established by the board to provide disclosure of information to customers.

      o Reviews and monitors legislative amendments impacting the financial services sector.

      o Meets annually, together with the Risk Management Committee, with the Superintendent of Financial Institutions Canada; and regularly with CIBC's executive vice-president, legal and compliance, chief accountant, chief auditor and the shareholders' auditors.

      o Acts as the Audit Committee of certain CIBC subsidiaries and in so doing carries out review and approval of their financial reporting and control procedures.

      o Acts as the Conduct Review Committee for CIBC and for certain regulated subsidiaries of CIBC.

      o Monitors procedures established by the Board of Directors to identify and resolve conflicts of interest and restrict the use of confidential information as required by the Bank Act.

      o Reviews procedures and practices with respect to self-dealing and establishes criteria to measure materiality of such transactions.

Members: D.G. Bassett, P.M. Delbridge, W.L. Duke, I.E.H. Duvar (Chair), R.D. Fullerton, G.D. Giffin

The Risk Management Committee ensures policy guidelines and systems exist and are being followed to maintain credit, market and liquidity risks at an acceptable level. The committee:

      o Reviews and approves delegated authorities for credit and market risks.

      o Reviews and monitors CIBC's compliance with CDIC standards relating to credit, market (including structural) and liquidity risk management.

      o Reviews and approves credits above certain threshold amounts and reviews impaired loans and anticipated loan losses regularly.

      o Reviews and recommends to the Board of Directors investment and lending policies, standards and procedures.

Members: A.L. Flood, J.A. Grant (Chair), A.E.P. Hickman, W.D. McKeough, A.
Naimark

Information on the number of board and committee meetings held and director attendance will be included in the Management Proxy Circular.

All committees are composed entirely of outside directors.

* W.A. Etherington, Lead Director, is an ex-officio member of the Management Resources and Compensation Committee, the Audit Committee and the Risk Management Committee.

                                       133
                             CIBC ANNUAL REPORT 2002